Exhibit 5.1

November 13, 2019

StoneMor GP LLC

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Ladies and Gentlemen:

We have acted as counsel for StoneMor GP LLC, a Delaware limited liability company (“GP”), with respect to certain legal matters in connection with the proposed issuance by StoneMor Inc. (the “Company”), a Delaware corporation to be formed upon the conversion of GP pursuant to the Merger Agreement (as defined below), of up to an aggregate of 94,598,271 shares of common stock, par value $0.01 per share, of the Company (the “Company Shares”), pursuant to the terms of that certain Merger and Reorganization Agreement, dated as of September 27, 2018 (the “Merger Agreement”), by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), GP, StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP. GP has prepared a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), originally filed with the Securities and Exchange Commission on September 11, 2019 (such registration statement, as amended at the effective date thereof, the “Registration Statement”), relating to the Company Shares. We have also participated in the preparation of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) of the Partnership that is contained in the Registration Statement, to which this opinion is an exhibit.

In connection with the rendering of the opinion hereinafter set forth, we have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) executed copies of the organizational documents of GP, (iv) copies of the organizational documents of the Company, in the forms filed as an exhibit to the Partnership’s Form 10-K and 10-K/A for the year ended December 31, 2018, which Forms 10-K are attached as Annex B and Annex D to the Registration Statement, (v) certain resolutions adopted by the board of directors of GP (the “GP Board”), the conflicts committee of the GP Board and the board of directors of GP Holdings that pertain to the Merger Agreement and the issuance of the Company Shares contemplated thereby and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration

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Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws and (v) all Company Shares will be issued and delivered in accordance with the terms of the Merger Agreement and in the manner specified in the Registration Statement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued and delivered in accordance with the terms of the Merger Agreement, the Company Shares will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the applicable federal laws of the United States, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement/Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.